 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 14, 2025

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
802 East 1050 South
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 14, 2025, Domo, Inc. (the “Company”), with the approval of the board of directors of the Company (the “Board”), appointed Mark Maughan as the Company’s chief operating officer, effective immediately.

Mr. Maughan, age 45, has previously served at the Company as Senior Vice President, Customer Success from February 2023 to March 2025, as Chief Analytics Officer from June 2021 to March 2025, as Vice President, Business Operations & Analytics from April 2019 to June 2021, as Senior Director, Business Operations & Analytics from March 2017 to April 2019, as Director, Analytics from February 2016 to March 2017 and as Senior Manager from July 2015 to February 2016. Prior to joining the Company in 2015, Mr. Maughan was the Vice President of Lien Resolution at Garretson Resolution Group, Inc. He attended the University of Utah where he received a B.A. in public relations.

In connection with his appointment, Mr. Maughan’s annual base salary for 2025 was increased to $345,000. Mr. Maughan is entitled to receive a cash bonus in an amount to be determined by the compensation committee of the Board in its discretion.

Mr. Maughan will continue to be bound by his existing confidentiality and invention assignment agreement, and will enter into a standard indemnification agreement in the form previously approved by the Board, filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024. The foregoing description of the Company’s indemnification agreement with him does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Company’s form of indemnification agreement. Any change of control or severance benefits he may be entitled to may be determined at a later date.

There are no family relationships between Mr. Maughan and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than with respect to his employment with the Company, there are no transactions between Mr. Maughan or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Maughan and any other persons pursuant to which Mr. Maughan was selected as chief operating officer.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: March 17, 2025	By:	/s/ Tod Crane
Tod Crane
Chief Financial Officer